UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2013

PEOPLESTRING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	333-163290	90-0436540
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

157 Broad Street, Suite 109
Red Bank, NJ 07701
(Address of principal executive office)

732-741-2840
(Registrant's telephone number, including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01          Entry into a Material Definitive Agreement

On August 9, 2013, Peoplestring Corporation (the “Company”), a Delaware corporation, the Company’s wholly-owned subsidiary, Rewardstring Corporation, a Delaware corporation (“Rewardstring”), and Vape Holdings, Inc., a Nevada corporation (“Vape”), entered into a Merger and Reorganization Agreement (the “Agreement”) whereby Vape will be merged with Rewardstring, with Vape being the surviving entity (the “Merger”). In consideration for the merger, the shareholders of Vape will receive a total of 187,381,500 shares of common stock of the Company on a pro rata basis in exchange for their common stock of Vape. The total shares of the Company being issued on a pro rata basis to Vape shareholders represents 74.95% of the total issued and outstanding common stock of the Company.

The foregoing description of the Agreement is a general description only, does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 2.1 hereto and incorporated into this report by reference. The Agreement has been included to provide investors and security holders with information regarding the terms of the Merger and is not intended to provide any factual information about the Company, Rewardstring or Vape. The Agreement contains representations and warranties that the parties made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contracts between the parties to the Agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms of the contracts. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to shareholders, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts. For the foregoing reasons, investors and security holders should not rely on the representations and warranties as statements of factual information.

Item 9.01         Financial Statements and Exhibits

(d)           The following items are filed as exhibits to this report:

2.1	Merger and Reorganization Agreement, dated August 9, 2013, by and among Peoplestring Corporation, Rewardstring Corporation, and Vape Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEOPLESTRING CORPORATION

Dated: August 15, 2013	By:	/s/ Jerome Kaiser
Jerome Kaiser
Duly Authorized Officer, Chief Executive Officer